Exhibit 5.1
Our ref    SMC/646943-000001/71638548v3
GLOBALFOUNDRIES Inc.
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
22 May 2024
GLOBALFOUNDRIES Inc.
We have acted as counsel as to Cayman Islands law to GLOBALFOUNDRIES Inc. (the "Company") in connection with the registration statement on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") (including its exhibits, the "Registration Statement") relating to, among other things, up to 469,501,994 ordinary shares of a par value of US$0.02 each of the Company (the "Shares"), which have been issued to, and which may be offered by, the selling shareholders identified in the Registration Statement (together, the "Selling Shareholders"). This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.
1Documents Reviewed
We have reviewed originals, copies, drafts or conformed copies of the following documents:
1.1The certificate of incorporation dated 7 October 2008, the certificate of incorporation on change of name dated 4 March 2009 and the amended and restated memorandum and articles of association of the Company as adopted on 1 November 2021 (the "Memorandum and Articles").
1.2The written resolutions of the board of directors of the Company dated 2 August 2023 (the "Resolutions") and the corporate records of the Company maintained at its registered office in the Cayman Islands.
1.3A certificate of good standing with respect to the Company issued by the Registrar of Companies (the "Certificate of Good Standing").
1.4A copy of the register of members of the Company received on 21 May 2024 (the "Register of Members").
1.5The Registration Statement.
Maples and Calder (Cayman) LLP
PO Box 309  Ugland House  Grand Cayman KYI-1104  Cayman Islands
Tel+1 345 949 8066  Fax +1345 949 8080  maples.com
Maples and Calder (Cayman) LLP has been registered, and operating, as a Cayman Islands limited liability partnership since 1 March 2021 following the conversion of the Cayman Islands firm of Maples and Calder to a limited liability partnership on that date.

2Assumptions
The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:
2.1Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.
2.2All signatures, initials and seals are genuine.
2.3No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for or purchase any of the Shares.
2.4The completeness and accuracy of the Register of Members.
2.5There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement.
2.6No monies paid to or for the account of any party under the Registration Statement or any property received or disposed of by any party to the Registration Statement in each case in connection with the Registration Statement or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).
2.7There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the State of New York.
3Opinions
Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.
3.2Based solely of our inspection of the Register of Members, the Selling Shareholders have valid title to their respective Shares and such Shares have been duly authorised, legally issued and are fully paid and non-assessable and there are no entries or notations indicating any third party interests, including any security interest as at the date hereof.

4Qualifications
The opinions expressed above are subject to the following qualifications:
4.1To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.
4.2Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.2, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
4.3Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.
4.4We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement.
4.5In this opinion letter, the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the headings "Legal Matters" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
This opinion letter is addressed to you and may be relied upon by you, your counsel and purchasers of the Shares pursuant to the Registration Statement. This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.
Yours faithfully
/s/ Maples and Calder (Cayman) LLP
Maples and Calder (Cayman) LLP
3